Exhibit 23 - Consent of Independent Auditors

            We consent to the incorporation by reference in this Annual Report (Form 10-K) of Eli Lilly and Company of our report dated January 31, 1997, included in the 1996 Annual Report to Shareholders of Eli Lilly and Company.

            We also consent to the incorporation by reference in Registration Statement Number 33-29482 on Form S-8 dated June 23, 1989, in Registration Statement 33-37341 on Form S-8 dated October 17, 1990, in Registration Statement Number 33-58466 on Form S-3 dated February 17, 1993, in Registration Statement Number 33-50783 on Form S-8 dated October 27, 1993, in Registration Statement Number 33-56141 on Form S-8 dated October 24, 1994 and in Registration Statement Number 333-02021 on Form S-8 dated March 28, 1996 of our report dated January 31, 1997 with respect to the consolidated financial statements incorporated herein by reference, and our report included in the preceding paragraph with respect to the consolidated financial statements incorporated by reference in the Annual Report (Form 10-K) of Eli Lilly and Company.

                                             Ernst & Young LLP

                                             s/Ernst & Young LLP



            Indianapolis, Indiana
            March 18, 1997